AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 26, 2002, among Capital Growth Partners, LLC, a Utah limited liability company (the "Purchaser"), United Park City Mines Company, a Delaware corporation (together with its Subsidiaries, the "Company"), those entities and individuals whose names are set forth on Schedule A attached hereto (collectively, the "Sellers" and each individually a "Seller"), and CGP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CGP ("Merger Subsidiary").

WHEREAS, this Agreement and the Merger (as defined below) have each been duly authorized and approved by the Purchaser, the Company, each Seller and Merger Subsidiary;

WHEREAS, the parties hereto are party to a Stock Purchase Agreement, dated as of February 21, 2002 (the "SPA"), as amended by the First Amendment to Stock Purchase Agreement, dated as of June 21, 2002 (the "First Amendment" and the SPA as amended by the First Amendment, the "Amended SPA") and a Supplemental Stock Purchase Agreement, dated as of July 19, 2002, among the Purchaser, Loeb Investors Co. XL ("Loeb") and the Company (the "Supplemental SPA", and the Amended SPA, as so supplemented, the "Purchase Agreement"), pursuant to which Purchaser agreed to purchase, and the Sellers agreed to sell, certain shares of the capital stock of the Company which are owned by the Sellers (the "Purchase");

WHEREAS, provided that the Merger is consummated on or prior to October 1, 2002 (or another date determined in accordance with this Agreement), the parties hereto desire to consummate the Merger pursuant to this Agreement instead of the Purchase;

WHEREAS, capitalized terms used herein have the meaning given to them in Section 10.18 hereof; and

WHEREAS, Loeb is executing this Agreement in respect of the Supplemental Shares (as defined in the Supplemental SPA).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER

SECTION 1.01 The Merger

(a) At the Effective Time (as defined in Section 1.01(b) below), Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

(b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The closing of the Merger (the "Merger Closing") will take place at the offices of Torys LLP, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

(c) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

(d) Upon the effectiveness of this Agreement, the Purchase Agreement shall be suspended. Upon the Merger Closing, the Purchase Agreement shall be terminated and shall be of no further force or effect.

SECTION 1.02 Conversion of Shares

At the Effective Time:

(a) each outstanding share of common stock, $0.01 par value per share (the "Shares"), of the Company held by the Company as treasury stock or owned by Purchaser or any subsidiary of Purchaser immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

(b) each share of common stock, $0.01 par value per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(c) each Share issued and outstanding on the date hereof (other than Shares to be cancelled in accordance with Section 1.02(a) hereof) shall be automatically converted into the right to receive $25.00 per Share in cash (subject to amendment based upon the total number of Shares outstanding on the Merger Closing and subject to Sections 1.02(e), 1.02(f) and 6.04 hereof), payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share of Company common stock in the manner provided in Section 1.03 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 1.03 hereof or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares pursuant to Section 1.05 hereof;

(d) all outstanding options granted by the Company to acquire shares of its common stock (the "Options") shall be cancelled. In consideration for the cancellation of the outstanding "in the money" Options pursuant to this Section 1.02(d), the Company shall pay to the holders of such Options an amount, in cash, equal to the product of (i) the difference between the Merger Consideration and the per share exercise price of such Options multiplied by (ii) the number of shares covered by such Options. The Company agrees that with respect to all outstanding "underwater" Options, the Company shall, prior to Merger Closing, obtain agreements from the holders of Options to cancel their Options, and, after such cancellation pursuant to this Section 1.02(d), there shall be no Options outstanding; and

(e) The aggregate Merger Consideration payable to the Sellers shall be reduced by each Seller's pro rata share of any Postponement Deposit or Merger Postponement Payment (as defined in Section 5.11) made by Purchaser that, in each case, has been released or paid to such Sellers.

(f) The Merger Consideration payable in respect of each Share shall be reduced by an amount equal to the pro rata portion applicable to such Share of the costs and expenses incurred in connection with the Merger (including, without limitation, legal fees and the Dresdner Fee). Loeb shall provide the Paying Agent and the Company with a written, detailed list of such costs and expenses reasonably satisfactory to the Paying Agent, no fewer than three (3) days prior to the Merger Closing.

SECTION 1.03 Surrender and Payment

(a) Paying Agent. Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.02(c) hereof. Purchaser shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration as provided herein. Such funds shall be invested by the Paying Agent as directed by Loeb and the Purchaser, acting together. Earnings from such investments shall be the sole and exclusive property of Purchaser, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Exchange Procedures. Subject to Section 1.03(c), as soon as reasonably practicable, but in no event more than five Business Days after the Effective Time, the Purchaser shall cause the Paying Agent to mail, or upon a written request delivered to the Company by the applicable holder, deliver, to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose shares were converted pursuant to Section 1.02 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Purchaser may reasonably specify) and (ii) instructions for use of such letter of transmittal in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 1.03. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article I.

(c) Exchange Procedures for Sellers. All Certificates held by Sellers shall be surrendered to the Company for cancellation on or prior to the Merger Closing Date (Certificates surrendered prior to the Merger Closing shall be held by the Company in escrow pending the Merger Closing). In exchange for Certificates so surrendered, each Seller shall be entitled to receive (by bank cashier's or certified check or wire transfer), at the Merger Closing, the Merger Consideration payable in respect of the Certificates surrendered by such Seller, and such Certificates shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered.

(d) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of common stock of the Company on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of common stock of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

(e) Termination of Fund, No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed with such assurances as the Paying Agent may, in its discretion require, and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates the Merger Consideration pursuant to this Agreement.

SECTION 1.04 Withholding Taxes

The Purchaser and Merger Subsidiary shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Merger Consideration payable pursuant to the Merger, any withholding and stock transfer Taxes and such amounts as are required under the IRC or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by Purchaser or Merger Subsidiary, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Purchaser or Merger Subsidiary.

SECTION 1.05 Appraisal Rights

Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of or consent in writing to the Merger and who comply with all of the relevant provisions of Delaware Law (each a "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law, but the holders thereof shall be entitled to only such rights as are granted by Delaware Law. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 1.03 hereof. The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to the stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.02(c) hereof.

ARTICLE II
THE SURVIVING CORPORATION

SECTION 2.01 Certificate of Incorporation

The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

SECTION 2.02 Bylaws

The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

SECTION 2.03 Directors and Officers

From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS;
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01 Representations and Warranties of Sellers

(a) The representations and warranties of each Seller set forth in Section 4.1 of the SPA are, as amended from time to time by the Disclosure Schedule and all amendments thereto, accurate in all material respects as of the date of the SPA and will be accurate in all material respects as of the Merger Closing Date.

(b) The Sellers represent and warrant that the Sellers executing a written consent in favor of this Agreement and the Contemplated Transactions are the owners of record of more than fifty (50%) percent of the issued and outstanding voting stock of the Company.

SECTION 3.02 Representations and Warranties of the Company

The representations and warranties of the Company set forth in Section 4.2 through and including Section 4.19 of the SPA are, as amended from time to time by the Disclosure Schedule and all amendments thereto, accurate in all material respects as of the date of the SPA and will be accurate in all material respects as of the Merger Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01 Representations and Warranties of the Purchaser and Merger Subsidiary

The representations and warranties of the Purchaser set forth in Section 5.1 through and including Section 5.6 of the SPA are accurate in all material respects as of the date of this Agreement; provided, however, that references in such representations and warranties to the Purchaser shall be deemed to also be references to Merger Subsidiary, in respect of which such representations and warranties are also accurate in all material respects of the date of this Agreement.

ARTICLE V
COVENANTS

SECTION 5.01 Covenants from Purchase Agreement

The parties hereto agree to perform their respective covenants contained in Section 6 of the Purchase Agreement and such covenants incorporated herein by reference.

SECTION 5.02 Obligations of Merger Subsidiary

The Purchaser will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

SECTION 5.03 State Takeover Laws

Notwithstanding any other provision in the Agreement, in no event shall the approval given by the board of directors of the Company with respect to Section 203 of Delaware Law be withdrawn, revoked or modified by the board of directors of the Company. If any state takeover statute other than Section 203 of Delaware Law becomes or is deemed to become applicable to the Company, the acquisition of Shares or the Merger, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

SECTION 5.04 Further Assurances

At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 5.05 Certain Filings

The Company and the Purchaser shall cooperate with one another (a) in connection with the preparation of the information statement to be prepared pursuant to Regulation 14C of Securities Exchange Act of 1934, as amended, and filed with the SEC (the "Information Statement"), (b) in determining whether any action by or in respect of, or filing with, any Governmental Body, or Governmental Authorization is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Information Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

SECTION 5.06 Information Statement

The Company and the Purchaser shall promptly prepare and file with the SEC a preliminary version of the Information Statement and will use their best efforts to promptly respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Information Statement. Each of the Company and the Purchaser shall use its best efforts to resolve all SEC comments, if any, received in respect of the Information Statement, and to have the Information Statement cleared by the SEC as soon as practicable. Promptly after all such SEC comments are resolved, each party will cause the Information Statement to be mailed to its stockholders, and if necessary, after the definitive Information Statement shall have been mailed, promptly circulate an amended, supplemented or supplemental Information Statement. The Information Statement shall provide that the Merger will become effective twenty (20) days after the definitive Information Statement is mailed to such stockholders.

SECTION 5.07 Approval of Merger by Board of Directors

The board of directors of the Company has approved this Agreement and the Merger, and such approval shall not be withdrawn, revoked, rescinded or amended in any way except with the prior written consent of the Purchaser, acting in its sole discretion.

SECTION 5.08 Stockholder Consent

Each of the Company and the Purchaser have obtained the necessary approvals by its stockholders or members, as applicable, of this Agreement, the Contemplated Transactions and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law or the laws of the State of Utah, as applicable, and will otherwise comply with all legal requirements applicable to obtaining such approvals, and such approvals shall not be withdrawn, revoked, rescinded or amended in any way except with the prior written consent of the Purchaser (if such action is proposed to be taken by the Company) or the Company (if such action is proposed to be taken by the Purchaser), acting in its sole discretion.

SECTION 5.09 Approvals by Merger Subsidiary

(a) The Purchaser shall cause the board of directors of Merger Subsidiary to approve this Agreement and the Merger, and such approval shall not be withdrawn, revoked, rescinded or amended in any way except with prior written consent of the Company and the Sellers, acting in their respective sole discretion.

(b) The Purchaser, as sole stockholder of Merger Subsidiary, has approved this Agreement and the Merger, and such approval shall not be withdrawn, revoked, rescinded or amended in any way except with the prior written consent of the Company and the Sellers, acting in their respective sole discretion.

SECTION 5.10 Release of Deposit

Upon the Merger Closing, the Purchaser, the Company and Loeb, acting on behalf of the Sellers, shall instruct the Deposit Agent to release the Deposit, the Supplemental Deposit and the Additional Deposit, if applicable, to the Paying Agent.

SECTION 5.11 Treatment of Postponement Deposits

(a) The Postponement Deposits shall be applied as follows:

(i) to the Merger Consideration at the Merger Closing, if the Merger Closing occurs;

(ii) the initial deposit made by Purchaser pursuant to the First Amendment ($250,000) (the "Initial Deposit"), the Second Postponement Payment ($250,000), the Supplemental Shares Second Postponement Payment ($50,000), and, if applicable, the Third Postponement Payment ($250,000) and the Supplemental Shares Third Postponement Payment ($50,000) shall be non-refundable and the property of the Sellers;

(iii) if this Agreement is terminated prior to September 19, 2002 by Purchaser, the deposit made by Purchaser pursuant to the Deposit Agreement ($1,250,000) (the "Deposit") and the supplemental deposit made by the Purchaser pursuant to the Supplemental Deposit Agreement ($250,000) (the "Supplemental Deposit") shall be delivered to the Sellers, subject to the terms of the Deposit Agreement, the Supplemental Deposit Agreement and this Agreement, as applicable; provided, however, the Deposit, the Supplemental Deposit and the Additional Deposit, if applicable, shall be promptly returned to Purchaser if (a) any Seller is in Breach of its representations and warranties contained in Section 4.1(f) of the Purchase Agreement, and such Breach has not be waived or cured, and as a result of which, Purchaser will be unable to acquire from the Sellers at Merger Closing, free and clear of all claims and Encumbrances, at least fifty-one (51%) percent of the outstanding common stock of the Company as of the Merger Closing Date after assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock, as applicable, (b) if Purchaser has satisfied its obligations under Sections 6.03 (a) and (b) in all material respects and all of the conditions specified in Sections 6.02 (a) and (b) have not been satisfied (provided however, for the purposes of this subsection, (i) the Company and the Sellers must satisfy the conditions of Section 6.02 (a) only with respect to at least fifty-one (51%) percent of the outstanding common stock of the Company as of the Merger Closing Date (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable), (ii) incorrect representations and warranties contained in the certificate required by Section 6.02(a), of which the Company and the Sellers had no Knowledge prior to or at Merger Closing shall not be considered a failure to satisfy the conditions specified in Section 6.02(a), (iii) if Purchaser had Knowledge of any such incorrect representation or warranty prior to Merger Closing, such incorrectness shall not be considered a failure by the Company or the Sellers to satisfy the conditions specified in Section 6.02(a), or (c) all of the conditions specified in Sections 6.03(a) and (b) have been satisfied in all material respects but the parties are prevented from completing the Contemplated Transactions (the Merger Closing or the Closing under the Purchase Agreement, if reinstated) if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit both the consummation of the Merger and the Closing of the Purchase Agreement, and such judgment, injunction, order or decree shall become final and non-appealable.

(iv) If the Sellers retain the Postponement Deposits under this Section 5.11, the parties agree that since any damages to the Sellers under this Agreement may be difficult to ascertain, the Postponement Deposits shall constitute liquidated damages as the Sellers' sole and exclusive remedy in law or equity for any Breach or termination of this Agreement by Purchaser at any time or for failure to close during the Postponement Period;

(v) If this Agreement is not terminated prior to September 19, 2002, on September 19, 2002 all Postponement Deposits are deemed non-refundable and shall be immediately paid to, or retained by, Loeb on behalf of and as the property of the Sellers. As a condition of the extension of this Agreement beyond September 19, 2002, Purchaser shall pay on or prior to September 19, 2002, to Loeb as Sellers' Representative on behalf of the Sellers, an additional non-refundable payment, in the amount of $1,650,000, which shall be the property of the Sellers and applied to the Merger Consideration payable to the Sellers at Merger Closing (the "Additional Deposit").

(vi) If this Agreement is not terminated prior to October 1, 2002, as a condition of the extension of this Agreement beyond October 1, 2002, Purchaser shall pay on or prior to October 1, 2002, to Loeb as Sellers' Representative on behalf of the Sellers, an additional non-refundable payment in the amount of $1,000,000, which shall be the property of the Sellers and applied to the Merger Consideration payable to the Sellers at Merger Closing (the "Merger Postponement Payment").

(b) If this Agreement is not terminated prior to September 19, 2002, Loeb, as Sellers' Representative (as defined in the Deposit Agreement), may submit a Sellers' Disbursement Notice (as defined in the Deposit Agreement) in the amount of the Deposit and Purchaser agrees that it shall not file an Objection Notice (as defined in the Deposit Agreement) to such Sellers' Disbursement Notice, thereby allowing the Deposit to be distributed to the Sellers. Upon disbursement to the Sellers, the Deposit shall be nonrefundable and the property of the Sellers. In furthering the provisions of this subsection, the Deposit Agent (as defined in the Deposit Agreement) shall promptly disburse the Deposit to Sellers' Representative and the parties shall execute any documentation necessary to accomplish the foregoing, including a notice from Purchaser to the Deposit Agent waiving the 7-day waiting period in relation to the Deposit required pursuant to the Deposit Agreement. Purchaser shall countersign the Sellers' Disbursement Notice with respect to the Deposit and shall confirm in writing that it will not file an Objection Notice with respect to the Deposit.

(c) If this Agreement is not terminated prior to September 19, 2002, Loeb as Sellers' Representative (as defined in the Supplemental Deposit Agreement) may submit a Sellers' Disbursement Notice (as defined in the Supplemental Deposit Agreement) in the amount of the Supplemental Deposit and Purchaser shall not file an Objection Notice to such Sellers' Disbursement Notice, thereby allowing the Supplemental Deposit to be distributed to Sellers' Representative, which Supplemental Deposit shall be nonrefundable and the property of Sellers' Representative. In furthering the provisions of this subsection, the Deposit Agent (as defined in the Supplemental Deposit Agreement) shall promptly disburse the Supplemental Deposit to Sellers' Representative and the parties shall execute any documentation necessary to accomplish the foregoing, including a notice from Purchaser to the Deposit Agent waiving the 7-day waiting period in relation to the Supplemental Deposit required pursuant to the Supplemental Deposit Agreement. Purchaser shall countersign Sellers' Disbursement Notice with respect to the Supplemental Deposit and shall confirm in writing that it will not file an Objection Notice with respect to the Supplemental Deposit.

(d) If the Merger Closing or a Closing under the Purchase Agreement occurs, all Postponement Deposits and the Merger Postponement Payment shall be applied to the Merger Consideration payable to the Sellers under the Merger Agreement, or to the Purchase Price under the Purchase Agreement.

(e) If the Additional Deposit is made by Purchaser, at the time of such payment, the Sellers shall deliver to Holme Roberts & Owen LLP, counsel to the Sellers, the Shares owned or held by such Sellers, which Shares shall constitute at least seventy-five percent (75%) of the Shares outstanding on such date (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable), and which Shares shall be held in escrow until the Merger Closing or the Closing under the Purchase Agreement. If the Merger Closing or the Closing under the Purchase Agreement does not occur on or prior to the latest date permitted by this Agreement and the Purchase Agreement, as applicable, each such Share shall be returned to the applicable Seller.

(f) If the Merger Postponement Payment has been made, but the Merger Closing or the Closing under the Purchase Agreement does not occur because (x) the Sellers have not fulfilled the conditions applicable to them set forth in Section 6.02 (other than clause (a) thereof), (y) there is a Breach of the representations contained in Section 4.1(f) of the SPA, which is incorporated in this Agreement by reference, such that Purchaser would not receive at least fifty-one percent (51%) of the Shares outstanding (assuming that all Options or other rights to acquire common stock of the Company have been issued, exercised and converted to common stock as applicable), or (z) all of the conditions specified in Sections 6.03(a) and (b) have been satisfied in all material respects but the parties are prevented from completing the Contemplated Transactions (the Merger Closing or the Closing under the Purchase Agreement, if reinstated) if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit both the consummation of the Merger and the Closing of the Purchase Agreement, and such judgment, injunction, order or decree shall become final and non-appealable, then, in each case, all Postponement Deposits and the Merger Postponement Payment shall be returned by the Sellers to Purchaser.

ARTICLE VI
CONDITIONS TO THE MERGER

SECTION 6.01 Conditions to the Obligations of Each Party

The obligations of the Company, the Purchaser, Merger Subsidiary and the Sellers to consummate the Merger are subject to the satisfaction of the following conditions (any of which may be waived by consent of all of the parties in whole or in part):

(a) this Agreement and the Merger have been approved by the requisite vote or consent of the stockholders of the Company and Merger Subsidiary in accordance with Delaware Law, and by the members of the Purchaser in accordance with the laws of the State of Utah, and such approvals shall remain in full force and effect;

(b) this Agreement and the Merger have been approved by the board of directors of each of the Company and Merger Subsidiary, and such approvals shall remain in full force and effect;

(c) subject to the terms and provisions herein provided, all consents, orders, and approvals required of all Governmental Bodies for the consummation of the Contemplated Transactions shall have been obtained and be in effect at the Effective Time, other than non-material consents, orders or approvals, and the waiting periods under the HSR Act, if applicable, shall have expired or been terminated;

(d) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger;

(e) there shall be no Proceeding pending to enjoin, restrain, prohibit or obtain substantial damages in respect of, related to, or arising out of this Agreement or the consummation of the Contemplated Transactions; provided, however, that this Section 6.01(e) shall not encompass any Proceeding described in Section 7.01(e), and in such event, the terms of Section 7.01(e) shall control and this Section 6.01(e) shall not apply; and

(f) All comments on the Information Statement received from the SEC shall have been resolved and no stop order suspending the use of such Information Statement shall be in effect and no proceedings for such purpose shall be pending before the SEC.

SECTION 6.02 Conditions to the Obligations of Purchaser and Merger Subsidiary

The obligations of the Purchaser and Merger Subsidiary to consummate the Merger are subject to the satisfaction, as of the Merger Closing Date, of the following further conditions (any of which may be waived by the Purchaser and Merger Subsidiary in whole or in part):

(a) the representations and warranties of the Company and the Sellers set forth in Article III hereof shall, as amended from time to time by the Disclosure Schedule and all amendments thereto, be accurate in all material respects when made and as of the Merger Closing Date, and the Purchaser and Merger Subsidiary shall have received a certificate to that effect signed by an executive officer of each of the Company and each Seller. At any time prior to the Merger Closing Date, the Company and the Sellers shall promptly amend the Disclosure Schedule by written notice to the Purchaser and counsel to the Purchaser at the address listed in Section 10.04 if they obtain Knowledge of any matter that should be included in the Disclosure Schedule, as required under this Agreement;

(b) the Company and the Sellers shall have performed, in all material respects, all obligations required under this Agreement to be performed by the Company and the Sellers on or before the Merger Closing Date, and the Purchaser and Merger Subsidiary shall have received a certificate to that effect signed by an executive officer of each of the Company and each Seller;

(c) the Purchaser and Merger Subsidiary shall have received a copy of the resolutions of the board of directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company;

(d) the Purchaser and Merger Subsidiary shall have received a certificate of the corporate Secretary of the Company, dated the Merger Closing Date, certifying as to true and accurate copies of all corporate action taken by the board of directors of the Company, as applicable, related to or in connection with this Agreement and the Contemplated Transactions, the Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date), and the by-laws of the Company as amended to date, and the names, true signatures and incumbency of the officers of the Company authorized to execute this Agreement and the other documents executed or to be executed in connection with this Agreement and the Contemplated Transactions;

(e) the Purchaser and Merger Subsidiary shall have received a certificate of the Managing Partner of Loeb (as set forth in Loeb's Organizational Documents), dated the Merger Closing Date, certifying such person is the Managing Partner of Loeb and has executed on behalf of Loeb this Agreement and the other documents executed or to be executed in connection with this Agreement and the Contemplated Transactions, that Loeb has taken all partnership and other action necessary to authorize this Agreement and the Contemplated Transactions, and that such Managing Partner is authorized to execute this Agreement and such other documents on behalf of Loeb;

(f) Purchaser and Merger Subsidiary shall have received a recent Certificate of Good Standing of the Company from the Secretary of State of Delaware;

(g) the Company shall have obtained consents to a change of control in landlords party to any and all material leases of the Facilities which required such consents, as advised by Purchaser on or prior to September 19, 2002;

(h) the Company shall have obtained consents to a change in control required by any Applicable Contract, as advised by Purchaser on or prior to September 19, 2002;

(i) the Purchaser and Merger Subsidiary shall have received an opinion of counsel to the Company, in form substantially similar to the form attached as an exhibit to the SPA, to the effect as agreed upon by the Company and the Purchaser;

(j) the Company and the Sellers shall have delivered to Dresdner, as to the Sellers out of the proceeds of Merger Closing, the amount equal to their respective obligations to Dresdner as set forth in Section 13.11(c) of the Purchase Agreement;

(k) the Purchaser, in its sole discretion, shall be satisfied with the results of its due diligence investigation of the Company; provided, however, that such condition to the Merger Closing shall terminate on September 19, 2002; and

(l) The Sellers executing a written consent in favor of this Agreement and the Contemplated Transactions pursuant to Section 5.08 shall be the owners of record of more than fifty (50%) percent of the issued and outstanding voting stock of the Company.

SECTION 6.03 Conditions to the Obligations of the Company and the Sellers

The obligations of the Company and the Sellers to consummate the Merger are subject to the satisfaction, as of the Merger Closing Date, of the following further conditions (any of which may be waived by the Company and the Sellers in whole or in part):

(a) the representations and warranties of the Purchaser and Merger Subsidiary set forth in Article IV hereof shall be accurate in all material respects when made and as of the Merger Closing Date, and the Company and the Sellers shall have received a certificate to that effect signed by an executive officer of each of the Purchaser and Merger Subsidiary;

(b) the Purchaser and Merger Subsidiary shall have performed, in all material respects, all obligations required by this Agreement to be performed by the Purchaser on or before the Merger Closing Date, and the Company and the Sellers shall have received a certificate to that effect signed by an executive officer of each of the Purchaser and Merger Subsidiary;

(c) the Company and the Sellers shall have received a certificate of each of the Purchaser and the corporate Secretary of Merger Subsidiary, dated the Merger Closing Date, certifying as to true and accurate copies of all action taken by members of the Purchaser, or, as applicable, all corporate action taken by the board of directors of Merger Subsidiary, related to or in connection with this Agreement and the Contemplated Transactions, and the names, true signatures and incumbency of the officers of the Purchaser and Merger Subsidiary, as applicable, authorized to execute this Agreement and the other documents executed or to be executed in connection with this Agreement and the Contemplated Transactions;

(d) the Company and the Sellers shall have received a recent Certificate of Good Standing of the Purchaser issued by the State of Utah, and of Merger Subsidiary issued by the Secretary of State of Delaware;

(e) the Company and the Sellers shall have received an opinion of counsel to Purchaser and Merger Subsidiary, in form substantially similar to the form attached as an exhibit to the SPA, to the effect as agreed upon by the Company and the Purchaser;

(f) the Postponement Deposits shall each have been made; and

(g) the insurance policy described in Section 12(d) of the Purchase Agreement and purchased by the Company shall be in effect at the Merger Closing; provided, however, that no act or omission on the Company's part within the reasonable control of the Company caused the cancellation or non-renewal of the policy. This Section 6.03(g) shall not apply if the insurance policy is cancelled or not renewed for non-payment of premiums. At the Merger Closing, the Company shall reimburse Loeb for amounts paid by Loeb on behalf of the Company in respect of the premium on such policy, up to a maximum reimbursement of $225,000.

SECTION 6.04 Set-off

The Company shall be permitted, at its option, to set-off any amounts payable by the Sellers to the Company pursuant to that certain Letter Agreement, dated as of August 26, 2002, by and among the Sellers and the Company, with respect to the purchase of certain lots of real estate by the Sellers. The Company may effect any such offset by instructing the Paying Agent to disburse such offset amounts, which would otherwise have been payable to the Sellers pursuant to Section 1.03(b) hereof.

ARTICLE VII
TERMINATION

SECTION 7.01 Right to Terminate Agreement

This Agreement may be terminated prior to the Effective Time without any costs or damages against the other parties, except with respect to the termination fee paid pursuant to Section 7.03:

(a) by the mutual written consent of the Company, the Purchaser and Loeb acting in its discretion on behalf of the Sellers;

(b) at any time prior to the Effective Time by (i) the Purchaser if a material Breach of any provision of this Agreement has been committed by the Company or the Sellers and such Breach has not been waived or cured, or (ii) the Company or Loeb acting on behalf of the Sellers if a material Breach of any provision of this Agreement has been committed by the Purchaser and such Breach has not been waived or cured;

(c) at any time prior to the Effective Time by any party hereto if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and non-appealable;

(d) by any party hereto if any condition applicable to another party set forth in Article VI shall not have been satisfied or waived on or before the Merger Closing Date;

(e) by the Company or Loeb acting in its discretion on behalf of the Sellers at any time prior to the Merger Closing if (i) the Sellers or the Company have received a Superior Offer and (ii) if any temporary restraining order, preliminary or permanent injunction or other order has been issued by any United States federal or state court of competent jurisdiction or other material legal restraint or prohibition has been issued or promulgated by a United States federal or state governmental entity, court or agency in a Proceeding which was initiated by a party other than the Company or the Sellers having the effect of compelling consideration of a Superior Offer and sale of the Shares (by any means) to the originator of the Superior Offer. The Company and the Sellers will control such action and shall consult with the Purchaser in the defense of any such action, and, if the Company and the Sellers elect not to control such action, the Purchaser may undertake the defense of and control such action; provided, however, that if such action falls within the ambit of Section 9.01, then the provisions of Section 9.01 governing control and settlement of litigation shall govern. The party that is in control of such action shall use good faith efforts to vigorously defend and will endeavor to promptly resolve any such action; the other parties hereto shall have a right to participate in such action at their sole cost and expense. The Company and the Sellers may settle any monetary portion of such action that does not impose upon the Purchaser any monetary obligation or liability other than in de minimus amounts, subject to the limitations set forth in Section 9.01, but may not settle any portion of such action involving sale or other disposition of the Shares without the prior, written consent of the Purchaser. If the Purchaser controls such action, the Company and the Sellers shall fully cooperate with such defense and hereby consent to any settlement or disposition of any such action effected by the Purchaser that does not impose upon the Company or the Sellers any monetary obligation or liability other than in de minimus amounts;

(f) by the Purchaser within ten (10) days of receipt of notice from the Company of its withdrawal of recommendation of the Merger and/or recommendation of a Superior Offer;

(g) by any party hereto, if the Merger Closing does not occur on or before the later of (i) October 1, 2002, (ii) if ten (10) days following the filing of the Information Statement with the SEC have elapsed (the "Waiting Period") and the SEC has not given the Company notice that it will comment on the Information Statement, the twenty-fifth (25th) day following the expiration of the Waiting Period, or (iii) if the SEC elects to comment on the Information Statement, the twenty-fifth day following the date on which all such SEC comments are resolved, which date of comment resolution shall not be later than November 8, 2002 (if such comments are not resolved by such date, this Agreement may be terminated by any party hereto); provided, however, if any such date does not fall on a Business Day, the Merger Closing shall occur on the next following Business Day; provided, further, that the party that seeks to terminate this Agreement is not in Breach of this Agreement. Any Breach of this Agreement shall be subject to the provisions of this Agreement for addressing such Breach;

(h) on September 20, 2002 by the Company or Loeb, as Sellers' Representative, if the Additional Deposit has not been made on or prior to September 19, 2002

(i) on October 2, 2002 by the Company or Loeb, as Sellers' Representative, if the Merger Postponement Payment has not been made on or prior to October 1, 2002.

SECTION 7.02 Effect of Termination; No Survival

Upon the termination of this Agreement pursuant to Section 7.01 (other than pursuant to clauses (b), (e), (h) or (i) thereof), the terms of the Purchase Agreement shall automatically apply. Upon such termination, all provisions of the Purchase Agreement shall be reinstated as of such date; provided, however, notwithstanding any provision in the Purchase Agreement to the contrary, the Closing Date of the Purchase under the Purchase Agreement shall be the later of (i) ten (10) Business Days after the reinstatement thereof and (ii) such other date as provided in Section 2 of the Purchase Agreement, or on such other date, and at such location, as the parties shall agree.

SECTION 7.03 Termination Fees

If (i) this Agreement shall have been validly terminated by the Company or the Sellers pursuant to Section 7.01(e) and (ii) the Shares are purchased (or cancelled in a merger transaction) pursuant to the Superior Offer, then the Sellers shall pay to the Purchaser the sum of $2,500,000 within five (5) Business Days after the closing of such Superior Offer.

SECTION 7.04 Reinstatement

If this Agreement is terminated by the Company or the Sellers pursuant to Section 7.01(e) or by the Purchaser pursuant to Section 7.01(f), but the Company or the Sellers, as applicable, do not sell their Shares pursuant to the Superior Offer, the Purchaser shall have the right at its sole option to reinstate this Agreement (if not prevented from doing so by court order) pursuant to all of the terms hereto. This Section 7.04 shall survive termination of this Agreement.

ARTICLE VIII
SELLERS' AGREEMENTS

SECTION 8.01 Consent to Merger

Loeb, acting on behalf of the Sellers, shall, unless ordered by a court of competent jurisdiction to do otherwise, execute a written consent under Delaware Law in favor of the Merger and this Agreement and/or against any Superior Offer or, if applicable, vote all of the Shares in favor of the transaction of any and all business that may come before any meeting of the stockholders of the Company called for the purpose of voting on the Merger and this Agreement and/or to vote against any Superior Offer, or at any adjournment thereof, or in any consent solicitation related to the foregoing. Such written consent shall not be amended, rescinded or altered in any way, and any attempt to do so shall be null and void.

SECTION 8.02 No Proxies for or Disposition of Shares

Except pursuant to the terms of this Agreement, including, without limitation, any Superior Offer, the Sellers shall not, without the prior written consent of the Purchaser and Merger Subsidiary, directly or indirectly, (i) grant any proxies or voting rights or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, (ii) acquire, sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares or interest therein during the term of this Agreement, or (iii) issue any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock or enter into any contract, arrangement or understanding with respect thereto.

ARTICLE IX
INDEMNIFICATION

SECTION 9.01 Indemnification

The provisions of Section 12 of the Purchase Agreement are incorporated herein by reference, and such provisions shall be applicable to the representations, warranties, covenants and obligations contained in or incorporated by reference into this Agreement.

ARTICLE X
MISCELLANEOUS

SECTION 10.01 Compliance with Laws

The parties hereto shall execute such agreements and other documents, and shall take such other actions, as the other parties hereto may reasonably request (prior to, at or after the Merger Closing Date) for the purpose of ensuring that the Merger is carried out in full compliance with the provisions of all applicable laws and regulations, including, without limitation, the United States securities laws and regulations.

SECTION 10.02 Governing Law

This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflict of law).

SECTION 10.03 Venue and Jurisdiction; Consent to Service of Process; Waiver of Jury Trial

If any legal Proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in Delaware, which shall be deemed to be a convenient forum. The Purchaser and the Sellers hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in Delaware and expressly waive (to the extent permitted by law) the right to bring an action in any other jurisdiction. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal Proceeding arising out of or related to this Agreement or the Merger.

SECTION 10.04 Notices

All notices, requests, demands and other communications to any party hereunder shall be given in the manner contemplated by Section 13.4 of the Purchase Agreement; provided, however, that copies of such notices, requests, demands and communications to the Purchaser shall also be provided to:

Charles B. Hughes, Esq.
Torys LLP
237 Park Avenue
New York, NY 10017
Fax: (212) 682-0200

SECTION 10.05 Table of Contents and Headings

The table of contents of this Agreement and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

SECTION 10.06 Assignment

No party hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other parties hereto; provided, however, that (i) the Sellers may, prior to the Merger Closing, assign to any Person their right to receive all or any portion of the Merger Consideration the applicable Seller is entitled to and (ii) the Purchaser may assign all or part of its rights under this Agreement to a company or other legal entity controlled by it.

SECTION 10.07 Parties in Interest

Nothing in this Agreement is intended to provide any rights or remedies to any Person (including any employee or creditor of the Company) other than the parties hereto.

SECTION 10.08 Severability

In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Person or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law; provided, however, the parties shall be entitled to receive substantially all of the economic benefit contemplated by this Agreement.

SECTION 10.09 Entire Agreement

This Agreement and the Purchase Agreement set forth the entire understanding of the Purchaser, the Company and the Sellers and supersede all other agreements and understandings between the Purchaser, the Company and the Sellers relating to the subject matter hereof and thereof.

SECTION 10.10 Waiver

No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

SECTION 10.11 Fees and Expenses

(a) The Purchaser shall bear all costs and expenses of each party hereto, including reasonable attorneys' fees, in connection with (i) preparing for, entering into and carrying out this Agreement, and (ii) preparing and filing the Information Statement, including associated filing fees and the dissemination of the Information Statement.

(b) Except as otherwise provided in Section 10.11(a), Article VII hereof and Section 13.11 (other than clause (a) thereof) of the Purchase Agreement, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to the consummation of the Merger.

SECTION 10.12 Specific Performance

Remedies for a Breach of this Agreement by the Company or any Seller (other than a Breach of Section 4.1(f) of the SPA, which is incorporated into this Agreement by reference, and Section 7.03 of this Agreement) shall be limited to specific performance (other than the return of the Postponement Deposits and the Merger Postponement Payment (if applicable), as contemplated by Section 5.11 hereof). Any claim by Purchaser arising from or relating to a Breach of such Section 4.1(f) may seek any damages available at law or equity other than consequential damages, unless such Breach was intentional or the Sellers had Knowledge of such Breach prior to Merger Closing, in which case Purchaser may seek any damages available at law or equity for such Breach. The Sellers' liability hereunder shall be several, and not joint, liability. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages (other than a Breach of Section 7.03 hereof). It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition, to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

SECTION 10.13 Amendments

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of the Purchaser, the Company and at least eighty-two (82%) percent of the Shares held by the Sellers.

SECTION 10.14 Survival of Representations, Warranties and Covenants

The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Sections 7.03, 7.04, 9.01 and 10.11 hereof, and Sections 4.1(f), 6.1 and 6.4 of the Purchase Agreement and incorporated herein by reference.

SECTION 10.15 Agent for Sellers

(a) Each of the Sellers hereby appoints Loeb as its agent and attorney-in-fact, for and on behalf of the Sellers in their respective name, place and stead, to act as their proxy in respect of their respective Shares, to give and receive notices and communications, to consent to the Contemplated Transactions and all business related thereto, to execute a letter of transmittal and other documents contemplated by Section 1.03, to vote against a Superior Offer, to make the elections specified within this Agreement, and to take all other actions, including, without limitation, amending the Deposit Agreement and the Supplemental Deposit Agreement to make them consistent with this Agreement, that are either (i) necessary or appropriate in the judgment of Loeb for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notices or communications to or from Sellers in care of Loeb shall constitute notice to or from such Sellers.

(b) Loeb is hereby given and granted full power and authority to do and perform every act contemplated by Section 10.15(a), as fully as it might or could do if personally present with full power of substitution, appointment and revocation, and all that Loeb shall do or cause to be done by virtue hereof is hereby ratified and confirmed.

(c) Loeb shall not be liable for any act done or omitted hereunder as Sellers' agent and attorney-in-fact while acting in good faith and in the exercise of reasonable judgment. The Sellers, proportionately to their individual percentage of ownership of the Shares, shall indemnify and hold Loeb harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of Loeb and arising out of or in connection with the acceptance or administration of Loeb's duties hereunder.

(d) The irrevocable proxy granted to Loeb pursuant to this Section 10.15 is coupled with an interest, namely the right of the Purchaser and Merger Subsidiary to acquire all of the Shares and is given to the Purchaser and to its officers and employees in consideration of the agreements of the Purchaser and Merger Subsidiary under this Agreement, and to induce the Purchaser and Merger Subsidiary to enter into this Agreement, and such irrevocable proxy shall not be revocable or revoked by the Sellers, and shall be binding upon them, or their successors and assigns until, in accordance with this Agreement, Article VIII and this Section 10.15 are each terminated.

SECTION 10.16 Interpretation of Agreement

(a) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

(b) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(c) As used in this Agreement, the words "include," "including" and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

(d) References herein to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits to this Agreement.

SECTION 10.17 Counterparts and Facsimile

This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

The parties hereto may provide signatures to this Agreement by facsimile, and such facsimile signatures shall be deemed to be the same as original signatures.

SECTION 10.18 Definitions

(a) Capitalized terms used herein but not defined herein have the meaning given to them in the Purchase Agreement.

(b) In this Agreement:

"Business Day" means any day other than Saturday, Sunday or any other day on which banks are required or authorized to be closed in Salt Lake City, Utah, New York, New York or Toronto, Ontario.

"Postponement Deposits" means, collectively, the Initial Deposit, the Deposit, the Supplemental Deposit, the Second Postponement Payment, the Supplemental Shares Second Postponement Payment and, if applicable, the Third Postponement Payment, the Supplemental Shares Third Postponement Payment and the Additional Deposit.

(c) For greater certainty, references in this Agreement to Section 6.4 of the Purchase Agreement shall refer to Section 6.4 of the SPA, as amended by the Amended SPA.

(d) For purposes of this Agreement, references in the Purchase Agreement to:

"Closing" means the Merger Closing;

"Closing Date" means Merger Closing Date;

"Contemplated Transactions" means all of the transactions contemplated by this Agreement, including the Merger;

"Merger Closing Date" means the date on which the Merger Closing occurs; and

"Offer" means the Merger;

"the date hereof" and "the date of this Agreement" mean the date of this Agreement and Plan of Merger; and

"this Agreement" means this Agreement and Plan of Merger.

(e) References in the portions of the Purchase Agreement incorporated by reference herein to any particular Section refers to the corresponding Section in the Purchase Agreement.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

CAPITAL GROWTH PARTNERS, LLC
By: Talisker Mountain Developments, Inc.,
as Manager

By: /s/

Name: Jeff Levine
Title: Secretary and Treasurer

CGP ACQUISITION, INC.

By: /s/

Name: Jeff Levine
Title: Vice President

LOEB INVESTORS CO. XL

By: /s/

Name: Joseph S. Lesser
Title: Managing Partner

LOEB INVESTORS CO. XL, WITH RESPECT TO THE SUPPLEMENTAL SHARES

By: /s/

Name: Joseph S. Lesser
Title: Managing Partner

LABRADOR PARTNERS, LP

By: /s/

Name: Stephen Farley
Title:

TIVOLI PARTNERS, a limited partnership

By:_________________________________

Name: Peter I. Kenner
Title:

PETER I. KENNER

By:_________________________________

Peter Kenner

PETER KENNER CUST

FBO NICHOLAS KENNER

By:_________________________________

Name: Peter I. Kenner
Title: Custodian

IRA FBO PETER I. KENNER

By:_________________________________

Name: Peter I. Kenner
Title: Custodian

KATHERINE IRENE KENNER TRUST

By:_________________________________

Name: Clara Halperin
Title: Successor Trustee

PETER KENNER CUST

FBO KATHERINE I. KENNER

By:_________________________________

Name: Peter I. Kenner
Title: Custodian

P. KENNER & B. KENNER TRUST

By:_________________________________

Name: Clara Halperin
Title: Trustee

PETER KENNER ANNUITY TRUST

By:_________________________________

Name: Clara Halperin
Title: Trustee

UNITED PARK CITY MINES COMPANY

By: /s/

Name: Hank Rothwell
Title: President

EILEEN FARLEY

By:_________________________________

Eileen Farley

EILEEN FARLEY TRUST

By: /s/

Name: Stephen Farley
Title: Trustee

JOHN FARLEY TRUST

By: /s/

Name: Stephen Farley
Title: Trustee

J.C. WALTER

By:_________________________________

J.C. Walter

T.Y. WONG FOUNDATION

By:_________________________________

Name: Eleanor Wong
Title: President

TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT

By: /s/

Name: Stephen Farley
Title: Guardian

TRUST f/b/o JOHN S. FARLEY UNDER THE UNIFORM GIFT TO MINORS ACT

By: /s/

Name: Stephen Farley
Title: Guardian

EXHIBIT A

SELLERS

Loeb Investors Co. XL
Loeb Investors Co. XL, with respect to the Supplemental Shares
Labrador Partners, LP
Tivoli Partners, a limited partnership
Peter I. Kenner
Peter Kenner cust fbo Nicholas Kenner
IRA fbo Peter I. Kenner
Katherine Irene Kenner Trust
Peter Kenner cust fbo Katherine I. Kenner
P. Kenner & B. Kenner Trust
Peter Kenner Annuity Trust
Eileen Farley
Eileen Farley Trust
John Farley Trust
J.C. Walter
T.Y. Wong Foundation
Trust f/b/o John S. Farley under the Uniform Gift to Minors Act
Trust f/b/o John S. Farley under the Uniform Gift to Minors Act

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER *

SECTION 1.01 The Merger *

SECTION 1.02 Conversion of Shares *

SECTION 1.03 Surrender and Payment *

SECTION 1.04 Withholding Taxes *

SECTION 1.05 Appraisal Rights *

ARTICLE II THE SURVIVING CORPORATION *

SECTION 2.01 Certificate of Incorporation *

SECTION 2.02 Bylaws *

SECTION 2.03 Directors and Officers *

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS; REPRESENTATIONS AND WARRANTIES OF THE COMPA *

SECTION 3.01 Representations and Warranties of Sellers *

SECTION 3.02 Representations and Warranties of the Company *

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER *

SECTION 4.01 Representations and Warranties of the Purchaser and Merger Subsidiary *

ARTICLE V COVENANTS *

SECTION 5.01 Covenants from Purchase Agreement *

SECTION 5.02 Obligations of Merger Subsidiary *

SECTION 5.03 State Takeover Laws *

SECTION 5.04 Further Assurances *

SECTION 5.05 Certain Filings *

SECTION 5.06 Information Statement *

SECTION 5.07 Approval of Merger by Board of Directors *

SECTION 5.08 Stockholder Consent *

SECTION 5.09 Approvals by Merger Subsidiary *

SECTION 5.10 Release of Deposit *

SECTION 5.11 Treatment of Postponement Deposits *

ARTICLE VI CONDITIONS TO THE MERGER *

SECTION 6.01 Conditions to the Obligations of Each Party *

SECTION 6.02 Conditions to the Obligations of Purchaser and Merger Subsidiary *

SECTION 6.03 Conditions to the Obligations of the Company and the Sellers *

SECTION 6.04 Set-off *

ARTICLE VII TERMINATION *

SECTION 7.01 Right to Terminate Agreement *

SECTION 7.02 Effect of Termination; No Survival *

SECTION 7.03 Termination Fees *

SECTION 7.04 Reinstatement *

ARTICLE VIII SELLERS' AGREEMENTS *

SECTION 8.01 Consent to Merger *

SECTION 8.02 No Proxies for or Disposition of Shares *

ARTICLE IX INDEMNIFICATION *

SECTION 9.01 Indemnification *

ARTICLE X MISCELLANEOUS *

SECTION 10.01 Compliance with Laws *

SECTION 10.02 Governing Law *

SECTION 10.03 Venue and Jurisdiction; Consent to Service of Process; Waiver of Jury Trial *

SECTION 10.04 Notices *

SECTION 10.05 Table of Contents and Headings *

SECTION 10.06 Assignment *

SECTION 10.07 Parties in Interest *

SECTION 10.08 Severability *

SECTION 10.09 Entire Agreement *

SECTION 10.10 Waiver *

SECTION 10.11 Fees and Expenses *

SECTION 10.12 Specific Performance *

SECTION 10.13 Amendments *

SECTION 10.14 Survival of Representations, Warranties and Covenants *

SECTION 10.15 Agent for Sellers *

SECTION 10.16 Interpretation of Agreement *

SECTION 10.17 Counterparts and Facsimile *

SECTION 10.18 Definitions *